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                                                                   EXHIBIT 10.22

                            TOPTIER SOFTWARE, INC.

                             EMPLOYMENT AGREEMENT
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     This Employment Agreement (the "Agreement") is dated as of October 6, 1998,
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by and between DAVID BLUMSTEIN ("Employee") and TopTier Software, Inc., a
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Delaware corporation (the "Company").
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                                  BACKGROUND

     Employee was previously employed as the Chief Executive Officer of the Company and was a major shareholder of the Company. In connection with the acquisition by Vanenburg Ventures, B.V. ("VV") of substantially all of the-
                                          --
outstanding equity of the Company, including substantially all of Employee's equity ownership of the Company, (the "Acquisition") the Company wishes to
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retain Employee as an Employee of the Company following the Acquisition and ensure that Employee does not engage in activities competitive with the Company for a period of time.

                                   AGREEMENT

     1.   Term of Agreement. This Agreement shall commence on the date hereof
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and shall have a term of one (1) year the ("Original Term"). This Agreement may
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be extended for additional one (1) year terms (each an "Additional Term") after
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the expiration of the Original Term or any Additional Term if the parties hereto mutually agree in writing to such extension.

     2.   Duties.
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          (a)  Position. Employee shall be employed as CHIEF EXECUTIVE OFFICER,
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 and as such will report to the Company's CHIEF EXECUTIVE OFFICER.

          (b)  Obligations to the Company. Employee agrees to the best of his or
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her ability and experience that he or she will at all times loyally and conscientiously perform all of the duties and obligations required of and from Employee pursuant to the terms hereof, and to the reasonable satisfaction of the Company. During the term of Employee's employment relationship with the Company, Employee further agrees that he will devote substantially all of his or her business time and attention to the business of the Company, and Employee will not directly or indirectly engage or participate in any business that is competitive in any manner with the business of the Company. Nothing in this Agreement will prevent Employee from accepting speaking or presentation engagements in exchange for honoraria or from serving as a member of the board of directors for entities not competitive in any manner with the business of the Company, serving on boards of charitable organizations, or from owning no more than one percent (1%) of the outstanding equity securities of a corporation whose stock is listed on a national stock exchange. Employee will comply with and be bound by the Company's operating policies, procedures and practices from time to time in effect during the term of Employee's employment.

     3.   At-Will Employment. The Company and Employee acknowledge that
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Employee's employment is and shall continue to be at-will, as defined under applicable law, and
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that Employee's employment with the Company may be terminated by either party at any time for any or no reason with thirty (30) days notice. If Employee's employment terminates for any reason, Employee shall not be entitled to any payments, benefits, damages, award or compensation other than as provided in this Agreement. The rights and duties created by this Section 3 may not be modified in any way except by a written agreement executed by the President of the Company and approved by the Board of Directors of the Company.

     4.   Compensation. For the duties and services to be performed by Employee
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hereunder, the Company shall pay Employee, and Employee agrees to accept, the salary, stock options, bonuses and other benefits described below in this
Section 4.

          (a)  Salary. Employee shall receive a monthly salary equal to his or
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her salary prior to the date of this Agreement. Employee's monthly salary will be payable pursuant to the Company's normal payroll practices. The base salary shall be reviewed by the Company's Board of Directors or its Compensation Committee following the closing of the Acquisition, and any change will be effective as of the date determined appropriate by the Board or its Compensation Committee.

          (b)  Equity Ownership. Following the date of this Agreement, the Board
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of Directors will approve the purchase by Employee of shares of the Company's
Common Stock in an amount determined by the Board (the "Shares"). The Shares
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will be subject to the Company's standard vesting provisions, provided however,
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that in the event that the Company is merged or acquired in a transaction where the Company's shareholders immediately prior to such transaction hold less than 50% of the outstanding capital stock of the surviving entity immediately after such transaction, or all or substantially all of the Company's assets are sold, all of the Shares will be released from such repurchase option. Otherwise, vesting will depend on Employee's continued employment with the Company.

          (c)  Bonuses. Employee's entitlement to incentive bonuses from the
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Company is discretionary and shall be determined by the Board or its
Compensation Committee in good faith based upon the extent to which Employee's individual performance objectives and the Company's profitability objectives and other financial and nonfinancial objectives are achieved during the applicable bonus period.

          (d)  Additional Benefits. Employee will be eligible to participate in
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the Company's employee benefit plans of general application, including without limitation, those plans covering medical, disability and life insurance in accordance with the rules established for individual participation in any such plan and under applicable law. Employee will be eligible for vacation and sick leave in accordance with the policies in effect during the term of this Agreement and will receive such other benefits as the Company generally provides to its other employees of comparable position and experience.

          (e)  Reimbursement of Expenses. Employee shall be authorized to incur
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on behalf and for the benefit of, and shall be reimbursed by, the Company for reasonable expenses, provided that such expenses are substantiated in accordance with Company policies.
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     5.   Termination of Employment and Severance Benefits.
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          (a)  Termination of Employment. This Agreement may only be terminated
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 during its Original Term or any Additional Term as follows:

               (i) By the Company for Cause (as defined in Section 6 below) ("Termination for Cause");
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               (ii)  By the Company for any reason other than for Cause,
which determination may be made by the Company at any time at the Company's sole discretion, for any or no reason ("Termination Without Cause");
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               (iii) By Employee for Good Reason ("Resignation for Good
                                                   --------------------
Reason"); or
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               (iv)  By Employee for any reason other than Good Reason (as defined in Section 6 below) ("Voluntary Resignation").
                              ---------------------

          (b)  Severance Benefits. Employee shall be entitled to receive
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severance benefits upon termination of employment only as set forth in this
Section 5(b):

               (i)   Voluntary Resignation, Termination for Cause. If Employee's
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employment is terminated by him or her pursuant to a Voluntary Resignation or by the Company for Cause, then Employee shall not be entitled to receive payment of any severance benefits. Employee will receive payment(s) for all salary and unpaid vacation accrued as of the date of Employee's termination of employment and Employee's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.

               (ii)  Resignation for Good Reason, Termination Without Cause. If
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Employee's employment is terminated by Employee for Good Reason or by the
Company Without Cause, Employee (or Employee's heirs or assigns if such termination is pursuant to the death of Employee) will be entitled to receive severance benefits as follows:

                     (A) Employee will be entitled to receive Employee's regular monthly salary for the greater of (x) the remainder of the Term during which Employee is terminated, or (y) six (6) months (the "Severance Period"). Such
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payments shall be made ratably over the Severance Period according to the
Company's standard payroll schedule.

                     (B) Employee will be entitled to receive payment on the date of termination of any bonus payable under Section 4(c).

                     (C) Health insurance benefits with the same coverage provided to Employee prior to the termination (e.g. medical, dental, optical, mental health) and in all other respects significantly comparable to those in place immediately prior to the termination will be provided at the Company's cost over the Severance Period.
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                     (D) All amounts payable to Employee pursuant to those
certain Promissory Notes with aggregate principal amount of even date herewith (the "Notes") including without limitation any interest due thereon, shall become immediately due and payable without regard to the terms of the Notes and such amounts will be immediately paid to Employee.

     6.   Definitions.
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          (a)  For purposes of this Agreement, "Cause" for Employee's termination will exist at any time after the happening of one or more of the following events:

               (i) Employee's willful misconduct in performance of his or her duties hereunder, including Employee's refusal to comply in any material respect with the legal directives of the Company's Board of Directors so long as such directives are not inconsistent with the Employee's position and duties, which improper performance or refusal to comply has a material adverse effect on the Company and is not remedied within ten (10) working days after written notice from the Board of Directors, which written notice shall state that failure to remedy such conduct may result in Termination for Cause;

               (ii) Dishonest or fraudulent conduct, a deliberate attempt to do an injury to the Company, or conduct that materially discredits the Company or is materially detrimental to the reputation of the Company, including conviction of a felony; or

               (iii) Employee's incurable material breach of any element of the Company's Confidential Information and Invention Assignment Agreement.

               Employee's death or temporary or permanent disability shall not
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be Cause for termination.

          (b) For purposes of this Agreement, Employee shall be deemed to have terminated his or her employment for "Good Reason" if such termination is
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related to (i) a material adverse change in Employee's position causing such position to be of less stature or of less responsibility, (ii) a reduction of Employee's base compensation, benefits or perquisites, (iii) a relocation of Employee's primary site for performing services on behalf of the Company to a facility or location more than fifty (50) miles from the Company's current San Jose location, or (iv) the breach by the Company of a term of this Agreement.

     7.   Confidentiality Agreement. Employee shall sign, or has signed, a
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Confidential Information and Invention Assignment Agreement (the
"Confidentiality Agreement") substantially in the form attached hereto as
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Exhibit A. Employee hereby represents and warrants to the Company that he or she
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has complied with all obligations under the Confidentiality Agreement and agrees to continue to abide by the terms of the Confidentiality Agreement and further agrees that the provisions of the Confidentiality Agreement shall survive any termination of this Agreement or of Employee's employment relationship with the Company.

     8.   Noncompetition Covenant. Employee has been actively involved in the
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direction of the Company's business and has thereby acquired considerable experience, knowledge and skill. VV wish to protect its investment in the Company, by restricting the activities of Employee that might compete with or otherwise harm such business, and, as part of
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the consideration and inducement to VV for the Acquisition, Employee is willing to agree to and abide by such restrictions as hereinafter provided.

          (a)  General. Employee acknowledges that Employee held a substantial
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number of shares of the capital stock of the Company prior to the Acquisition.
Employee further acknowledges that the value of the consideration paid by VV in connection with the Acquisition is substantial and that preservation of the goodwill associated with the Company is important to VV. Accordingly, VV and the
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Company desire that Shareholder enter into a non-competition agreement with the
Company as set forth in this Section 8 and Employee is willing to agree to such non-competition provisions as are set forth herein.

          (b)  Non-Compete. In connection with the Acquisition and the several
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agreements made herein, Employee agrees that for a period of twelve (12) months from the termination of his or her employment under this Agreement Employee will not engage in the Restricted Business in a Restricted Territory (as such terms are herein defined) as an employee, proprietor, officer, consultant, agent, director or shareholder or representative of, a person, corporation, partnership or other entity, including, without limitation, a family member. It is agreed that activities otherwise permitted during Employee's employment with the Company will not constitute a violation of the terms of this Section following the termination of Employee's employment with the Company.

          (c)  Certain Definitions. For purposes of this Section 8:
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               (i)  "Restricted Business" shall mean the development or design
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of hyper-navigational data processing software.

               (ii) "Restricted Territory" shall mean the counties, cities and
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states of the United States of America, including, without limitation,
California, and each political subdivision and/or nation of Canada, Mexico, Australia, New Zealand, Taiwan, China, Asia, Europe, Central and South America, and Africa.

          (d)  Solicitation. For a period of twelve (12) months following the
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termination of Employee's employment under this Agreement, Shareholder shall not
(i) hire, engage or participate in any effort or act to solicit the customers, suppliers, associates or employees of the Company to cease doing business, or their association or employment with the Company or (ii) encourage or solicit any customer, supplier, associate or employee of the Company to breach any contractual or employment obligation with the Company.

          (e)  Severability. The parties intend that the covenants contained in
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the preceding paragraphs shall be construed as a series of separate covenants, one for each county, city, state, nation, and other political subdivision of the Restricted Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in the preceding paragraphs. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants (or any part thereof) deemed included in said paragraphs, then such unenforceable covenant (or such part) shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced by such court. It is the intent
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of the parties that the covenants set forth herein be enforced to the maximum degree permitted by applicable law.

          (f)  Reformation. In the event that the provisions of this Section 8
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should ever be deemed to exceed the scope, time or geographic limitations of applicable law regarding covenants not to compete, then such provisions shall be reformed to the maximum scope, time or geographic limitations, as the case may be, permitted by applicable laws.

          (g)  Representations of Employee. Employee represents that: (i) he or
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she is familiar with the covenants not to compete and not to solicit set forth in this Agreement, (ii) he or she is fully aware of its obligations hereunder, including, without limitation, the length of time, scope and geographic coverage of these covenants, (iii) he or she finds the length of time, scope and geographic coverage of these covenants to be reasonable, (iv) he or she is receiving specific, bargained-for consideration for its covenants not to compete and not to solicit, and (v) execution of this Agreement and performance of Employee's obligations hereunder and thereunder, will not conflict with, or result in a violation or breach of, any other agreement to which Employee is a party or any judgment, order or decree to which Employee is subject.

          (h)  Breach. Employee acknowledges that in the event of a material
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breach of any of the provisions of this Section 8 by Employee, the Company would sustain irreparable harm, and, therefore, Employee agrees that in addition other remedies which the Company may have under this Agreement or otherwise, the Company shall be entitled to obtain equitable relief, including specific performance and injunctions restraining Employee from committing or continuing any such violation of this Section 8.

     9.   Conflicts. Employee represents that his or her performance of all the
          ---------
terms of this Agreement will not breach any other agreement to which Employee is a party. Employee has not, and will not during the term of this Agreement, enter into any oral or written agreement in conflict with any of the provisions of this Agreement. Employee further represents that he or she is entering into or has entered into an employment relationship with the Company of his or her own free will and that he or she has not been solicited as an employee in any way by the Company.

     10.  Successors. Any successor to the Company (whether direct or indirect
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and whether by purchase, lease, merger, consolidation, liquidation or otherwise)
to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of Employee's rights hereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     11.  Miscellaneous Provisions.
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          (a)  No Duty to Mitigate. Employee shall not be required to mitigate
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the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor, except as otherwise provided in this Agreement, shall any such payment be reduced by any earnings that Employee may receive from any other source.
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          (b)  Amendments and Waivers. Any term of this Agreement may be amended
               ----------------------
or waived only with the written consent of the parties.

          (c)  Sole Agreement. This Agreement, including any Exhibits hereto,
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constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

          (d)  Notices. Any notice required or permitted by this Agreement shall
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be in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

          (e)  Choice of Law. The validity, interpretation, construction and
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performance of this Agreement shall be governed by the laws of the State of
California, without giving effect to the principles of conflict of laws.

          (f)  Severability. If one or more provisions of this Agreement are
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held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          (g)  Counterparts. This Agreement may be executed in counterparts,
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each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

          (h)  Arbitration. Any dispute or claim arising out of or in connection
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with this Agreement will be finally settled by binding arbitration in San
Francisco, California in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision. This Section 11(h) shall not apply to the Confidentiality Agreement.

          (i)  Advice Of Counsel. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES
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THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK
THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

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                           [Signature Page Follows]
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The parties have executed this Agreement the date first written above.

                                       TOPTIER SOFTWARE, INC.

                                       By: /s/ David Blumstein
                                           ----------------------------
                                       Title: President & CEO
                                              -------------------------
                                       Address: 6203 San Ignacio Ave.
                                                -----------------------
                                                SAN JOSE, CA 95119
                                                -----------------------

                                       DAVID BLUMSTEIN

                                       /s/ David Blumstein
                                       --------------------------------
                                       Address: 1201 Hawkins Way
                                                -----------------------
                                                Pebble Beach, CA 93953
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